Exhibit 31.1

CERTIFICATION

I, Brian M. Sondey, certify that:

1.                             I have reviewed this quarterly report on Form 10-Q/A of TAL International Group, Inc.;

2.                             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 14, 2011

/s/ BRIAN M. SONDEY

Brian M. Sondey
President and Chief Executive Officer